UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (d)     On December 28, 2012, Echo Global Logistics, Inc. (the “Company”) issued a press release announcing that, effective December 28, 2012, David C. Habiger, 43, was appointed to the Company’s Board of Directors. Mr. Habiger is the former Chief Executive Officer of NDS Group Ltd., a provider of video software and content security solutions that was acquired by Cisco in August 2012.  Mr. Habiger is eligible to receive the standard director compensation package, as approved by the Board of Directors on an annual basis and disclosed in the Company’s proxy statement.  The Company confirms there is no transaction between Mr. Habiger and the Company that would require disclosure under item 404(a) of regulation S-K.  Mr. Habiger’s committee assignments have not yet been determined.

On December 28, 2012, the Company also announced that Eric P. Lefkofsky resigned from the Company’s Board of Directors, effective December 28, 2012.  Mr. Lefkofsky submitted his resignation in coordination with the appointment of Mr. Habiger to the Board of Directors to devote more time to his early stage technology venture fund.  There are no disagreements between Mr. Lefkofsky and the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the press release announcing the appointment of Mr. Habiger and the resignation of Mr. Lefkofsky from the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit No.
99.1	Press Release dated December 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: December 28, 2012	By:	/s/ David B. Menzel
	Name:	David B. Menzel
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 28, 2012.